77Q1(e)(2)


Amendment No. 5 to Restated Management
Agreement between American Century Mutual
Funds, Inc. and American Century Investment
Management, Inc., effective as of April 10, 2017
(filed electronically as Exhibit d6 to Post-Effective
Amendment No. 151 to the Registration Statement of the Registrant on April 7, 2017, File No. 2-14213, and incorporated herein by reference.)